UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  September 14, 2004

FOSSIL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-19548	75-2018505
(Commission File Number)	(IRS Employer Identification No.)

2280 N. Greenville Avenue
Richardson, Texas	75082
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-2525
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                  OTHER EVENTS AND REGULATION FD DISCLOSURE.

You should carefully consider the risks described below before making a decision to invest in Fossil, Inc.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.  This could cause a decline in the trading price of our common stock, and you may lose all or part of your investment.

Our success depends upon our ability to anticipate and respond to changing fashion trends.

Our success depends upon our ability to anticipate and respond to changing fashion trends and consumer preferences in a timely manner.  Although we attempt to stay abreast of emerging lifestyle and fashion trends affecting accessories and apparel, any failure by us to identify and respond to such trends could adversely affect consumer acceptance of our existing brand names and product lines, which in turn could adversely affect sales of our products.  If we misjudge the market for our products, we may be faced with a significant amount of unsold finished goods inventory.  Additionally, we have recently expanded and intend to further expand the scope of our product offerings, and there can be no assurance that new products introduced by us will achieve consumer acceptance comparable to that of our existing product lines.

The effects of economic cycles, terrorism, acts of war and retail industry conditions may adversely affect our business.

Our business is subject to economic cycles and retail industry conditions.  Purchases of discretionary fashion accessories, such as our watches, handbags, sunglasses and other products, tend to decline during recessionary periods when disposable income is low and consumers are hesitant to use available credit.  In addition, acts of terrorism, acts of war and military action both in the United States and abroad can have a significant effect on economic conditions.  Any significant declines in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending habits could have a material adverse effect on consumer purchases of our products.

We extend unsecured credit to our customers and are therefore vulnerable to any financial difficulties they may face.

We sell our merchandise primarily to department stores and specialty retail stores in over 90 countries worldwide.  We extend credit based on an evaluation of each customer’s financial condition, usually without requiring collateral.  Should any of our larger customers experience financial difficulties, we could curtail business with such customers or assume more credit risk relating to such customers’ receivables.  Our inability to collect on our trade accounts receivable relating to such customers could have a material adverse effect on the amount of revenues that we receive.

We do not maintain long-term contracts with our customers and are unable to control their purchasing decisions.

We do not maintain long-term purchasing contracts with our customers and therefore have no contractual leverage over their purchasing decisions.  A decision by a major department store or other significant customer to decrease the amount of merchandise purchased from us or to cease carrying our products could have a material adverse effect on our revenues and operating strategy.

Our ability to continue our sales growth is dependent upon the implementation of our growth strategy, which we may not be able to achieve.

During recent years, we have experienced rapid and substantial growth in sales.  Our ability to continue this growth is dependent on the successful implementation of our business strategy.  This includes diversification of our product offerings, expansion of our company-owned Fossil retail and outlet locations and certain strategic acquisitions.  There can be no assurance that the expansion of our product offerings will be successful or that new products will be profitable or generate sales comparable to those of our existing businesses.  Another element of our business strategy is to place increased emphasis on growth in selected international markets.  There can be no assurance that our brand names and products will achieve a high degree of consumer acceptance in these markets.

We also operate stores under the FOSSIL brand and have historically expanded our company-owned FOSSIL retail and outlet locations to further strengthen our brand image.  We currently operate approximately 120 stores, with a majority of the stores located in the United States.  The costs associated with leasehold improvements to current stores and the costs associated with opening new stores could materially increase our costs of operation, particularly if we decide to open more stores on a yearly basis than our historical averages.

Finally, as part of our growth strategy, we have made certain acquisitions, domestically and internationally, including acquisitions of FOSSIL stores operated under license agreements, acquisitions of certain watch brands, and acquisitions of independent distributors of our products.  There can be no assurance that the integration of acquisitions will be successful or that acquisitions will generate sales increases.

Foreign currency fluctuations could adversely impact our financial condition.

We generally purchase our products in U.S. dollars.  However, we source a significant amount of our products overseas and, as such, the cost of these products purchased by our subsidiaries may be affected by changes in the value of the currencies, including the Australian Dollar, British Pound, Canadian Dollar, Euro, Japanese Yen, Malaysian Ringgit and Singapore Dollar.  Changes in the currency exchange rates may also affect the relative prices at which we and our foreign competitors sell products in the same market.  Although we utilize forward contracts to mitigate foreign currency risks (mostly relating to the Euro and the British Pound), there can be no assurance that foreign currency fluctuations will not have a material adverse impact on the amount of revenue we are able to generate from our overseas business.

Access to suppliers that are not Fossil subsidiaries is not guaranteed because we do not maintain long- term contracts but instead rely on long-standing business relationships, which may not continue in the future.

A majority of our watch products are currently manufactured to our specifications by company-owned subsidiaries in China and, to a lesser extent, by owned or independent manufacturers in China, Hong Kong and Switzerland.  Certain of our other products are currently manufactured to our specifications by independent manufacturers in international locations, including China, Hong Kong, Italy, Korea, Mexico and Taiwan.  We have no long-term contracts with these independent manufacturing sources and compete with other companies for production facilities.  All transactions between us and our independent manufacturing sources are conducted on the basis of purchase orders.  Although we believe that we have established close relationships with our principal independent manufacturing sources, our future success will depend upon our ability to maintain close relationships with our current suppliers and to develop long-term relationships with other suppliers that satisfy our requirements for price, quality and production flexibility.  Further, although we periodically visit and monitor the operations of independent manufacturers and require them to operate in compliance with applicable laws and regulations and promote ethical business practices, we do not control these manufacturers or their labor practices.  The violation of labor or other laws by an independent manufacturer, or the divergence of an independent manufacturer’s labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt, the shipment of finished products to us or damage our reputation, each of which could have a material adverse effect on consumer purchases of our products.

Because we are dependent on foreign manufacturing we are vulnerable to changes in economic and social conditions in Asia and disruptions in international travel and shipping.

Because a substantial portion of our watches and certain of our handbags, sunglasses and other products are manufactured in Hong Kong and China, our success will depend to a significant extent upon future economic and social conditions existing in Hong Kong and China.  If the manufacturing sources in Hong Kong and China were disrupted for any reason, we would need to arrange for the manufacture and shipment of products by alternative sources.  Because the establishment of new manufacturing relationships involves numerous uncertainties, including those relating to payment terms, costs of manufacturing, adequacy of manufacturing capacity, quality control and timeliness of delivery, we are unable to predict whether such relationships would be on terms that we regard as satisfactory.  Any significant disruption in our relationships with our manufacturing sources located in Hong Kong and China would have a material adverse effect on our ability to manufacture and distribute our products.  Restrictions on travel to and from these and other regions, similar to those imposed during the outbreak of Severe Acute Respiratory Syndrome in 2003, commonly known as SARS, and any delays or cancellations of customer orders or the manufacture or shipment of our products on account of SARS or other syndromes could have a material adverse effect on our ability to meet customer deadlines and timely distribute our products in order to match consumer tastes.

Our competitors are established companies that have greater experience than us in a number of crucial areas, including design and distribution.

There is intense competition in each of the businesses in which we compete.  Our moderately priced watch business competes with a number of established manufacturers, importers and distributors such as Guess?, Anne Klein II, Kenneth Cole and Swatch.  Our fine premium branded and designer watch business competes with a number of established manufacturers, importers and distributors such as Gucci, Rado, Raymond Weil, Seiko and Swiss Army.  In addition, our leather goods, sunglass, jewelry and apparel businesses compete with a large number of established companies that have significantly greater experience than us in designing, developing, marketing and distributing such products.  In all of our businesses, we compete with numerous manufacturers, importers and distributors who may have significantly greater financial, distribution, advertising and marketing resources than us.  Our competitors include distributors that import watches, accessories and apparel from abroad, domestic companies that have established foreign manufacturing relationships and companies that produce accessories and apparel domestically.

Our implementation of a new enterprise resource planning system could disrupt our computer system and divert management time.

We are currently implementing an enterprise resource planning system from SAP AG, a German software company.  Over the next few years, we intend to replace our existing enterprise resource planning systems and other principal financial systems with software systems provided by SAP AG.  We implemented the new enterprise resource planning system in our U.S., Canada and German locations and over the next few years intend to replace our existing enterprise resource planning systems and principal financial systems at certain of our international subsidiaries with software systems provided by SAP AG.  Our current expansion plans may place significant strain on our management, working capital, financial and management control systems and staff.  The failure to maintain or upgrade financial and management control systems, to recruit additional staff or to respond effectively to difficulties encountered during expansion could have a material adverse effect on our ability to respond to trends in our target markets, market our products and meet customer deadlines.  The sustained disruption or failure of our systems due to force majeure or as part of an upgrade, conversion or other systems maintenance could result in the same adverse effects.

We have key facilities in the United States and overseas, the loss of any of which could harm our business.

Our administrative and distribution operations in the United States are conducted primarily from two separate facilities located in the Dallas, Texas area.  Our operations internationally are conducted from various administrative, distribution and manufacturing facilities outside of the United States, particularly in Germany and Hong Kong.  The complete or temporary loss of use of all or part of these facilities could have a material adverse effect on our business.

Seasonality of our business may adversely affect our net sales and operating income.

Our quarterly results of operations have fluctuated in the past and may continue to fluctuate as a result of a number of factors, including seasonal cycles, the timing of new product introductions, the timing of orders by our customers and the mix of product sales demand.  Our business is seasonal by nature.  A significant portion of our net sales and operating income are generated during the fourth quarter of our fiscal year, which includes the Christmas season.  The amount of net sales and operating income generated during the fourth quarter depends upon the anticipated level of retail sales during the Christmas season, as well as general economic conditions and other factors beyond our control.  In addition, the amount of net sales and operating income generated during the first quarter depends in part upon the actual level of retail sales during the Christmas season.  There can be no assurance that such factors will not adversely affect our net sales and operating income during the first and fourth quarter of our fiscal year.  Also, our gross profit margins are impacted by our sales mix.  Both international and licensed watch sales generally provide gross margins in excess of our historical consolidated gross profit margin, while accessory products generally provide gross profit margins below our historical consolidated gross profit margin.  There can be no assurance that future sales from our international businesses and licensed watch businesses will increase at a faster rate than our domestic accessory business.

A number of our products are produced under licensing agreements, some of which will expire in the near-term future, that require minimum royalty commitments.

A portion of our growth in sales and net income is, and is expected to continue to be, derived from the sales of products produced under licensing agreements with third parties.  Sales of our licensed products amounted to 25% of our sales for fiscal year 2003.  Under these license agreements, we generally have the right to produce, market and distribute certain products utilizing the brand names of other companies.  Our material license agreements have various expiration dates between 2004 and 2010.  The failure by us to maintain or renew one or more of our existing material licensing agreements could adversely affect our revenues.  In addition, we have experienced instances where minimum royalty commitments under these agreements exceeded revenues derived from related product sales.  We can provide no assurance that we will not experience this again.  We incurred royalty expense of approximately $29.8 million, $17.8 million and $11.2 million in fiscal years 2003, 2002 and 2001, respectively.  We also have several agreements in effect at the end of fiscal year 2003 which expire on various dates from December 2004 through December 2009 that require us to pay royalties ranging from 7.0% to 20.0% of defined net sales.

Our business may be harmed if we fail to protect our intellectual property.

Our trademarks and other proprietary rights are important to our success and competitive position.  We are devoted to the establishment and protection of our trademarks and proprietary rights on a worldwide basis.  We cannot be certain that the actions we have taken will be adequate to prevent imitation of our products by others or to prevent others from seeking to prevent sales of our products as a violation of the trademarks or proprietary rights of others.  In addition, we cannot be certain that others will not assert rights in, or ownership of, our trademarks and other proprietary rights or that we will be able to resolve these types of conflicts to our satisfaction.  Because we sell our products internationally and are dependent on foreign manufacturing in Hong Kong and China, we are also dependent on the laws of foreign countries to protect our intellectual property.  These laws may not protect proprietary rights to the same extent as the laws of the United States.

Risks associated with foreign government regulations and U.S. trade policy may affect our foreign operations and sourcing.

Our businesses are subject to risks generally associated with doing business abroad, such as foreign governmental regulation in the countries in which our manufacturing sources are located, primarily Hong Kong and other parts of China.  While have not experienced any material issues with foreign governmental regulations that would impact our arrangements with our foreign manufacturing sources, we believe that this issue is of particular concern with regard to China due the less mature nature of the Chinese market economy and the historical involvement of the Chinese government in industry.  If regulation were to render the conduct of business in a particular country undesirable or impracticable, or if our current foreign manufacturing sources were for any other reason to cease doing business with us, such a development could have a material adverse effect on our product sales and on our supply, manufacturing and distribution channels.  Our business is also subject to the risks associated with the imposition of additional United States legislation and regulations relating to imports, including quotas, duties, tariffs or taxes, and other charges or restrictions on imports, which could adversely affect our operations and our ability to import products at current or increased levels.  We cannot predict whether additional United States customs quotas, duties, tariffs, taxes or other charges or restrictions will be imposed upon the importation of our products in the future, or what effect such actions would have on our costs of operations.

An increase in product returns could negatively impact our operating results.

We recognize revenues as sales when merchandise is shipped and title transfers to the customer.  We permit the return of damaged or defective products and accept limited amounts of product returns in certain other instances.  Accordingly, we provide allowances for the estimated amounts of these returns at the time of revenue recognition based on historical experience.  Any significant increase in product damages or defects and the resulting credit returns could have a material adverse impact on our operating results for the period or periods in which such returns materialize.

Two principal stockholders own a significant amount of our outstanding common stock.

Mr. Kosta Kartsotis, our President and CEO, and Mr. Tom Kartsotis, the Chairman of our Board of Directors, each own a substantial amount of our common stock.  As a result, they are in a position to significantly influence the outcome of elections of our directors, the adoption, amendment or repeal of our bylaws and any other actions requiring the vote or consent of our stockholders.

Our organizational documents contain anti-takeover provisions that could discourage a proposal for a takeover of us.

Our certificate of incorporation and bylaws, as well as the General Corporation Law of the State of Delaware, contain provisions that may have the effect of discouraging a proposal for a takeover of us.  These include a provision in our certificate of incorporation authorizing the issuance of “blank check” preferred stock; the division of our Board of Directors into three classes to be elected on a staggered basis, one class each year; provisions in our bylaws establishing advance notice procedures with respect to certain stockholder proposals; and provisions requiring that action taken to remove a director without cause be approved either by an 80% vote of the Board of Directors or an 80% vote of the stockholders.  Our bylaws may be amended by a vote of 80% of the Board of Directors, subject to repeal by a vote of 80% of the stockholders.  In addition, Delaware law limits the ability of a Delaware corporation to engage in certain business combinations with interested stockholders.  Finally, Messrs. Kartsotis have the ability, by virtue of their stock ownership, to significantly influence a vote regarding a change in control of us.

Future sales of our common stock in the public market could adversely affect our stock price.

Mr. Kosta Kartsotis and Mr. Tom Kartsotis each own a substantial amount of our common stock.  The shares beneficially owned by Mr. Kosta Kartsotis and Mr. Tom Kartsotis may be sold in the open market in the future, subject to any volume restrictions and other limitations under the Securities Act of 1933 and Rule 144 thereunder.  We may also decide to file a registration statement enabling Messrs. Kartsotis to sell additional shares.  Any sales by Messrs. Kartsotis of substantial amounts of our common stock in the open market, or the availability of their shares for sale, could adversely affect the price of our common stock.  The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that those sales could occur.  These sales or the possibility that they may occur also could make it more difficult for us to raise funds in any equity offering in the future at a time and price that we deem appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 14, 2004

FOSSIL, INC.

By: /s/ Kosta Kartsotis
	Name:	Kosta Kartsotis
	Title:	President and Chief Executive Officer